Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 4 dated February 14, 2025 relating to the Common Stock, $0.001 par value, of Syros Pharmaceuticals, Inc. shall be filed on behalf of the undersigned.

AVIDITY PARTNERS MANAGEMENT LP By Avidity Partners Management (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

AVIDITY PARTNERS MANAGEMENT (GP) LLC By: /s/ Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS FUND (GP) LP By Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS (GP) LLC By: /s/ Michael Gregory
Title: Managing Member

AVIDITY MASTER FUND LP By Avidity Capital Partners Fund (GP) LP, its general partner By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

AVIDITY PRIVATE MASTER FUND I LP By Avidity Capital Partners Fund (GP) LP, its general partner By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

DAVID WITZKE By: /s/ David Witzke

MICHAEL GREGORY By: /s/ Michael Gregory